UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2016

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously referenced in the Definitive Proxy Statement filed by Express, Inc. (the “Company”) with the Securities and Exchange Commission on May 5, 2016, Michael Weiss, Chairman of the Company’s Board of Directors (the “Board”) and a Class III director, retired from the Board at the Company’s Annual Meeting of Stockholders held on June 8, 2016. Mr. Weiss’ retirement coincides with the end of his three-year term as a Class III director and is not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.  Mylle Mangum, a Class II director who has been serving as independent Lead Director of the Board since 2011, was appointed to succeed Mr. Weiss as Chairman, effective upon his retirement.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 8, 2016, the Company held its Annual Meeting of Stockholders. Set forth below are the voting results for each of the matters submitted to a vote of the stockholders.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Class III Director:
	Theo Killion	62,661,750	327,627	49,416	5,772,112

		Votes For	Votes Against	Abstentions	Broker Non-Votes
2.	Advisory Vote to Approve Executive Compensation (Say-on-Pay):	60,421,757	1,958,714	658,322	5,772,112

		Votes For	Votes Against	Abstentions
3.	Ratification of PricewaterhouseCoopers LLP as Express, Inc.'s Independent Registered Public Accounting Firm for 2016:	68,641,963	122,904	46,038

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: June 9, 2016	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Senior Vice President, General Counsel and Secretary